SECURITIES PURCHASE AGREEMENT
                                     BETWEEN
                                CEDAR AVENUE LLC
                                       And
                          Wavetech International, Inc.
                             Dated as of May 1, 2000

     This  SECURITIES  PURCHASE  AGREEMENT,   dated  as  of  May  1,  2000  (the
"Agreement"), is made and entered into between CEDAR AVENUE LLC (the "Investor"), a limited liability company organized and existing under the laws of the Cayman Islands, and WAVETECH INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company").

     This  Agreement  is  made  with  reference  to  the  following   facts  and
circumstances:

     A. The Company proposes that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Investor 1,000 shares of the Company's Series B Convertible Preferred Stock (the "Preferred Shares") for the aggregate purchase price of $5,000,000.

     B. The Company proposes to issue to the Investor a warrant to purchase 160,000 shares of Common Stock (the "Investor's Warrant").

     C. The Company proposes to issue to Thomson Kernaghan & Co. Limited (the "Placement Agent"), for services rendered, a Warrant to purchase $350,000 of Common Stock (the "Placement Agent's Warrant").

     D. The proposed investments will be made in reliance upon the provisions of
Section 4(2) of the United States Securities Act of 1933, as amended, Regulation D promulgated by the Securities and Exchange Commission thereunder, and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Section 1.1 "BID PRICE" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

     Section 1.2. "BUSINESS DAY" shall mean a day other than a Saturday or Sunday that national banks in Phoenix, Arizona are open for business..

     Section 1.3 "CERTIFICATE OF DESIGNATION" shall mean the Company's certificate of designation of the rights and preferences of the Series B Convertible Preferred Stock, substantially in the form set forth in Exhibit A to this Agreement.

     Section 1.4 "CLOSING" shall mean the closing of the sale of the Preferred Shares and the Warrants.

     Section 1.5 "CLOSING DATE" shall mean May 1, 2000, or such other day as the Investor and the Company shall agree in writing to the Closing Day.

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     Section 1.6 "COMMON STOCK" shall mean the Company's common stock, par value
$.001 per share.

     Section 1.7 "CONVERSION SHARES" shall mean the shares of Common Stock into which the Preferred Shares are convertible.

     Section 1.8 "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

     Section 1.9 "DISCLOSURE SCHEDULE" shall mean the disclosure schedule attached as Exhibit B to this Agreement.

     Section 1.10 "EFFECTIVE DATE" shall mean the date on which the SEC declares the Registration Statement to be effective.

     Section 1.11 "ESCROW AGENT" shall mean John M. Mann, Esq., or such successor escrow agent as the Investor and the Company may appoint pursuant to the Escrow Agreement.

     Section 1.12 "ESCROW AGREEMENT" shall me the Escrow Agreement between the Investor and the Company in the form of Exhibit F to this Agreement.

     Section 1.13 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Section 1.14 "EXERCISE PRICE" shall mean the purchase price per share of Common Stock for which a Warrant may be exercised.

     Section 1.15 "LEGEND" shall mean the legend specified in Section 8.1.

     Section 1.16 "MARKET PRICE" on any given date shall mean the average of the three lowest closing Bid Prices (as reported by Bloomberg L.P.) of the Common Stock preceding that date.

     Section 1.17 "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company ,its subsidiaries and affiliates, taken as a whole, or that would prohibit or materially interfere with the ability of the Company to enter into and perform any of its obligations under the Transaction Documents.

     Section 1.18 "NASD" shall mean the National Association of Securities Dealers, Inc.

     Section 1.19 "OUTSTANDING" when used with reference to shares of Common Stock or other equity securities (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

     Section  1.20  "PERSON"  shall  mean  an  individual,   a  corporation,   a
partnership, an association, a trust or other entity or organization, including a government or political subdivision, agency or instrumentality thereof.

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     Section  1.21  "PREFERRED  SHARES"  shall  mean the  Series  B  Convertible
Preferred Stock, $0.001 par value, of the Company, which shall have the rights and preferences set forth in the Certificate of Designation.

     Section 1.22 "PREFERRED SHARES INVESTMENT AMOUNT" shall mean Five Million ($5,000,000) Dollars.

     Section 1.23 "PRINCIPAL MARKET" shall mean the OTC Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     Section 1.24 "PURCHASE PRICE" shall mean, with respect to the Preferred Shares, an amount equal to the "Liquidation Value" of each share set forth in the Certificate of Designation attached hereto as Exhibit A.

     Section 1.25 "REGISTRABLE SECURITIES" shall mean the Conversion Shares, the Warrant Shares, and additional shares of Common Stock issued pursuant to Section 2.3, (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act as evidenced by unrestricted and unlegended evidence of ownership, or (iv) the sales of which, in the opinion of counsel to the Company, are not eligible for sale pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

     Section 1.26 "REGISTRATION RIGHTS AGREEMENT" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor on the Subscription Date annexed hereto as Exhibit E.

     Section 1.27 "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrants and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

     Section 1.28 "REGULATION D" means Regulation D of the SEC promulgated under the Securities Act.

     Section 1.29 "SEC" shall mean the U.S. Securities and Exchange Commission.

     Section 1.30 "SEC FILINGS" shall mean the Form's 10-KSB, Form's 10-QSB, Form's 8-K, Proxy Statements, and any other statements, reports and materials, as supplemented to the date hereof, filed by the Company with the SEC during the twelve (12) months immediately preceding the date hereof, and hereafter until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     Section 1.31 "SECTION 4(2)" shall mean Section 4(2) of the Securities Act.

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     Section 1.32 "SECURITIES  ACT" shall mean the United States  Securities Act of 1933, as amended, and the regulations of the SEC promulgated thereunder.

     Section 1.33 "SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

     Section 1.34 "TRADING DAY" shall mean any day during which the New York Stock Exchange shall be open for business.

     Section 1.35 "TRANSFER AGENT" shall mean the Company's Transfer Agent for the Common Stock.

     Section 1.36 "TRANSFER AGENT INSTRUCTIONS" shall me the Instructions to the Transfer Agent in the form of Exhibit G to this Agreement.

     Section 1.37 "TRANSACTIONS DOCUMENTS" shall mean this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement, the Escrow Agreement, the Notices of Conversion, and the Transfer Agent Instructions.

     Section 1.38 "WARRANT" shall mean each of the Investor's Warrant, which shall be substantially in the form of Exhibit C, and the Placement Agent's Warrant, which shall be substantially in the form of Exhibit D; and "WARRANTS" shall mean both of such warrants, collectively.

     Section 1.39 "WARRANT SHARES" shall mean shares of Common Stock issued or issuable pursuant to exercise of the Warrants.

                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

     Section 2.1 PREFERRED SHARES PURCHASE.

     (a) On the Subscription Date, the Company agrees to sell and the Investor agrees to purchase $5,000,000 in aggregate principal amount of Preferred Shares, at a price per share equal to the Initial Stated Value thereof set forth in the Certificate of Designation. The number of shares of Common Stock issuable upon conversion of the Preferred Shares shall be determined by dividing $5,000,000 by the conversion formula contained in the Certificate of Designation.

     (b) CONVERSION. The Investor may, subject to the limitations set forth in paragraphs (a) and (b) of Article 11 of the Certificate of Designation, convert the Preferred Shares to Conversion Shares at any time in whole or from time to time in part at any time prior to their redemption. Provided that the Registration Statement shall then be in effect for the sale of the Conversion Shares, if the Preferred Shares have not been redeemed or converted two (2) years from the date of issuance, the Preferred Shares shall automatically be converted as if the Investor voluntarily elected such conversion in accordance with the procedure, terms and conditions set forth in this Agreement. The Preferred Shares shall be convertible into Conversion Shares at a conversion price per share equal to the lesser of (x) one hundred ten percent (110%) of the average of the Bid Price for the Common Stock for the five (5) Trading Days prior to the Closing Date, or (y) eighty percent (80%) of the average of the closing bid prices for the Common Stock for the three (3) lowest Trading Days out of the ten (10) consecutive Trading Days immediately preceding the Conversion Date (as defined in paragraph 2.1(d).

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     (c) GATING.  As used in this  paragraph,  the "Gating  Date" shall mean the earlier  of (i) the  Effective  Date,  and  (ii) the  120th  day  following  the
Subscription   Date.  The  Purchaser  agrees  not  to  sell,   pursuant  to  the
Registration Statement, (i) more than one-third of the Conversion Shares during the 30-day period beginning on the Gating Date, and (ii) more than one-third of the Conversion Shares during the 31st through 61th days following the Gating Date. Thereafter, there shall be no limitation on the amount of Conversion Shares that the Investor may sell pursuant to the Registration Statement.

     (d) CONVERSION PROCEDURE. The Company shall permit the Investor to exercise its right to convert the Preferred Shares by sending an executed Notice of Conversion to the Company by facsimile transmission, and delivering the original Notice of Conversion and the certificate representing the Preferred Shares to the Company by express courier. Each Business Day on which a Notice of Conversion is sent by facsimile transmission to the Company in accordance with the provisions hereof shall be deemed a conversion date (the "Conversion Date"). The Company shall deliver the certificates representing shares of Common Stock issuable upon conversion of any Preferred Shares (together with the certificates representing the Preferred Shares not so converted) to the Investor via express courier, by electronic transfer or otherwise within five Business Days after the conversion date if the Company has received the original Notice of Conversion and Preferred Shares certificate being so converted by such date. In addition to any other remedies which may be available to the Investors, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within such five Business Day period, the Investors will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Investors shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Preferred Shares representing the portion of the shares converted shall be delivered to the Company at its address to its facsimile number set forth in Article XI.

     (e) LIQUIDATED DAMAGES. In the event that the Common Stock issuable upon conversion of the Preferred Shares is not delivered within five (5) Business Days of receipt by the Company of a valid Conversion Notice and the Preferred Shares to be converted, the Company shall pay to the Investor, on demand and in immediately available funds, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred Shares sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, which liquidated damages shall run from the sixth (6th) Business Day after the Conversion Date up until the time that either the Notice of Conversion is revoked or the Common Stock has been delivered, at which time liquidated damages shall cease.

     (f) REDEMPTION. The Company shall have the right to redeem the Preferred Shares on any Business Day before their conversion by giving the Investor written notice of its election to do so (the "Redemption Notice") specifying the date on which the Company shall redeem the shares (the Redemption Date), and by depositing the Redemption Price (as hereafter defined) with the Escrow Agent not later than three Business Days before the Redemption Date. The Redemption Date shall not be later than the fifth Business Day after the date on which the Company gives the Redemption Notice. The Investor may not send a Notice of Conversion after receipt of Redemption Notice, unless the Company does not redeem the Preferred Shares on the Redemption Date. On or before the Redemption Date, the Investor shall deliver any Preferred Shares that it elects not to convert to the Escrow Agent, against payment of the Redemption Price. The Redemption Price shall be 125% of the Purchase Price of the Preferred Shares, plus any accrued and unpaid dividends thereon. If the Company does not deposit the Redemption Price with the Escrow Agent within the time proscribed by this paragraph, the Redemption Notice shall be voidable at the election of the Investor.

     (g) LIMITATION ON INVESTOR'S RIGHT TO CONVERT. Any provision contained in the Certificate of Designation or the Investor's Warrant to the contrary notwithstanding, the Investor shall have the right and power to convert

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Preferred Shares so long as after giving effect to such conversion, the Investor shall not be deemed to be the beneficial owner of more than 9.99% of the outstanding Common Stock, calculated in accordance with Section 13(d) of Exchange Act.

     Section 2.2 THE WARRANTS.

     (a) THE INVESTOR'S WARRANT. On the Subscription Date, the Company shall issue the Investor's Warrant to the Investor, substantially in the form of Exhibit C, with appropriate insertions, to purchase 160,000 Warrant Shares at the aggregate Exercise Price of $.01 for all 160,000 shares, exercisable in at any time in whole or from time to time in part over the five-year period beginning on the Subscription Date. The Investor's Warrant shall be delivered by the Company to the Escrow Agent, and delivered to the Investor pursuant to the terms of this Agreement and the Escrow Agreement. The Warrant Shares covered by the Investor's Warrant shall be registered for resale pursuant to the Registration Rights Agreement.

     (b) THE PLACEMENT AGENT'S WARRANT. On the Subscription Date, the Company shall issue the Placement Agent's Warrant to the Placement Agent, substantially in the form of Exhibit D, with appropriate insertions, to purchase the number of Warrant Shares (rounded to the nearest whole number) determined by dividing $350,000 by the Exercise Price. The Exercise Price shall be 110% of the average Bid Price for the five (5) Trading Days preceding the Subscription Date. The Placement Agent's Warrant shall be exercisable at any time in whole or from time to time in part over the five year period beginning on the Subscription Date. The Placement Agent's Warrant shall be delivered by the Company to the Escrow Agent, and delivered to the Placement Agent pursuant to the Terms of this Agreement and the Escrow Agreement. The Warrant Shares covered by the Placement Agent's Warrant shall be registered for resale pursuant to the Registration Rights Agreement.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     The Investor represents and warrants to the Company that:

     Section 3.1 ORGANIZATION AND AUTHORIZATION. Investor is duly incorporated or organized and validly existing in the country of its incorporation or organization, and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of the Transaction Documents to be executed and delivered by the Investor, the performance by the Investor of its obligations under the Transaction Documents and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned executing this Agreement on behalf of the Investor has all right, power and authority to execute and deliver this Agreement on behalf of the Investor. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed and delivered by the Investor and, assuming the execution, delivery and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in any of the Transaction Documents.

     Section 3.2 ACCREDITED AND SOPHISTICATED INVESTOR. The Investor is an accredited investor as defined in SEC Rule 501(a), and a sophisticated investor as described in SEC Rule 506(b)(2)(ii).

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     Section 3.3  EVALUATION  OF RISKS.  The  Investor  has such  knowledge  and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the securities issuable pursuant to this Agreement, and of protecting its interests in connection with the transactions contemplated hereby. The Investor understands that its investment in the Company involves a high degree of risk.

     Section 3.4 INDEPENDENT COUNSEL. The Investor acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the securities issuable hereunder.

     Section 3.5 NO REGISTRATION. The Investor understands that the securities issuable hereunder have not been registered under the Securities Act or any other securities laws but are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the securities being sold hereunder for investment by the Investor.

     Section 3.6 INVESTMENT INTENT. The Investor is acquiring the securities issuable to it hereunder for investment purposes, and has no present arrangement to sell any of them to or through any Person. The Investor is not, however, agreeing or obligated by this Agreement to hold any of those securities for any specific period of time, except as may otherwise specifically provided in this Agreement. The Investor understands and agrees that it may bear the economic risk of its investment in those securities for an indefinite period of time.

      Section 3.7 NO ADVERTISEMENTS. The Investor is not entering into this Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Investor that except as set forth in the SEC Filings or on the Disclosure Schedule:

     Section 4.1 ORGANIZATION; QUALIFICATION. The Company is a corporation duly organized and validly existing and is in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

     Section 4.2 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, $.001 par value per share, of which 3,202,519 are issued and outstanding;; (ii) 650 shares of Series A Preferred Stock, par value $.001 per share, of which 485 shares are issued and outstanding; and (iii) 1,000 shares of Series B Convertible Preferred Stock, par value $.001 per share, all of which are reserved for issuance pursuant to
Section 2.1 of this Agreement. All issued and outstanding shares of Common Stock and Series A Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable.

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     Section 4.3 AUTHORIZATION.  The Company has all requisite  corporate right, power and authority to execute and deliver this Agreement and the other Transaction Documents to be executed and delivered by it, and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, the authorization, sale, issuance and delivery of the securities issuable hereunder and the performance of the Company's obligations hereunder and thereunder have been taken. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in any of the Transaction Documents. Upon their issuance and delivery pursuant to this Agreement, the securities issueable hereunder will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the securities are subject to restrictions on transfer under state and federal securities laws. The issuance and sale of the securities hereunder will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

     Section 4.4 NO CONFLICT. The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which would have a material adverse effect on the Company's business and financial condition.

     Section 4.5 NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those incurred in the ordinary course of the Company's business since November 30, 1999, and which individually or in the aggregate do not or would not have a Material Adverse Effect .

     Section 4.6 NO DEFAULT. The Company is not materially in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the other Transaction Documents will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Articles of Incorporation or Bylaws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect.

     Section 4.7 GOVERNMENTAL CONSENT, ETC. Except for the filing of any required Form D, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the securities hereunder, or the consummation of any other transaction contemplated hereby.

     Section 4.8 INTELLECTUAL PROPERTY RIGHTS. The Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the Reports, except where failure to have any such intellectual property would not cause a Material Adverse Effect. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a Material Adverse Effect.

     Section 4.9 MATERIAL CONTRACTS. The Company is not part to any agreements, the performance, breach or termination of which would have a Material Adverse Effect. The agreements to which the Company is a party described in the SEC Filings or the Disclosure Schedule are valid agreements, in full force and effect. The Company is not in material breach or material default under any of such agreements, except where such breach or default would not cause a Material Adverse Effect .

     Section 4.10 LITIGATION. There is no action, proceeding or investigation pending or to the Company's knowledge threatened against the Company, and the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, is any such case that could have a Material Adverse Effect.

     Section 4.11 TITLE TO ASSETS. The Company has good and marketable title to all properties and material assets owned by it all of which are disclosed in the SEC Filings, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

     Section 4.12 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

     Section 4.13 REQUIRED GOVERNMENTAL PERMITS. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

     Section 4.14 LISTING. The Common Stock is listed on the NASDAQ OTC Bulletin Board, and the Company has not received any notice of, and has no knowledge of, any facts or circumstances that could cause the Company or the Common Stock to loose its eligibility for such listing.

     Section 4.15 OTHER OUTSTANDING SECURITIES/FINANCING RESTRICTIONS. The Company has no outstanding shares of Common Stock or securities that are convertible into or exchangeable for restricted shares of Common Stock, that are eligible for resale under SEC Rule 144(k). Set forth as item 4.16 on the Disclosure Schedule is a list of all restricted shares of Common Stock, whether issued or unissued, that are now or within two years of the Subscription Date will be eligible for resale under SEC Rule 144(k).

     Section 4.16 SEC FILINGS. For a period of at least twelve (12) months immediately preceding this offer and sale, (i) the Company has filed in a timely manner with the SEC all reports, statements, forms and other information (including exhibits) required of it under the Exchange Act; and (ii) none of the SEC Filings (as they may have been amended or supplemented as provided in the reports) contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading as of the date of such filing.

     Section 4.17 DILUTION. The Company is aware and acknowledges that conversion of the Preferred Shares and the exercise of the Warrants could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

     Section 4.18 FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) that it has not disclosed in writing to the Investor that could reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

     Section 5.1 During the Commitment Period, and for so long thereafter as any of the Preferred Shares are outstanding or any of the Warrants are not fully exercised or expired, the Company will:

     (a) CORPORATE EXISTENCE. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

     (b) BUSINESS. Continue to engage in a business of the same general type as proposed by it on the date of this Agreement.

     (c) COMPLY WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

     (d) REPORTING COMPANY; TIMELY FILINGS. Remain a reporting company under the Exchange Act, cause its Common Stock to continue to be registered under Section 12(b) of the Exchange Act, and make all SEC Filings required under the Exchange Act in a timely manner.

     (e) LISTING OF COMMON STOCK. Maintain the listing of the Common Stock (including the Warrant Shares and the Conversion Shares) on a Principal Market.

     (f) NASDAQ. Cause the Common Stock to be listed on the Nasdaq Small Cap Market as soon as the Company is eligible for such listing.

     (g) CONSOLIDATION; MERGER. Not effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) (i) is a reporting company under the Exchange Act with its Common Stock listed on the Nasdaq OTC Bulletin Board, the Nasdaq Small Cap or National Market, the American Stock Exchange or the New York Stock Exchange, and (ii) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

     (h) OPINION OF COUNSEL. Obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be required in order to convert, exercise or sell the securities issuable hereunder, including, but not limited to, obtaining for the Investor, at the Company's expense an opinion of counsel with respect to the sale and transfer of the securities.

     Section 5.2. SOFTALK LOCKUP. The Company agrees to obtain a lockup agreement (the "Lockup Agreement") from Softalk, Inc. ("Softalk"), reasonably satisfactory to the Investor, with respect to those 4,329,004 shares of Class A non-voting preferred stock of Interpretel (Canada) (the "Class A Shares") held by Softalk. The Lockup Agreement shall provide that the Class A Shares may not be exchanged for shares of Wavetech Common Stock for a period of one year following the Closing Date; provided, however, that such restriction shall terminate at such time as any person seeks to acquire, or offers or proposes to acquire, or agrees to acquire directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act, or otherwise, beneficial ownership of any voting securities of the Company if such acquisition would result in the purchaser's aggregate percentage ownership of the Company's voting securities exceeding 35% of the Company's issued and outstanding voting securities (on a fully-diluted basis). The Lockup Agreement shall also provide that the shares of Common Stock underlying the warrants previously issued by the Company to Softalk shall be sold in accordance with the "leak out" provisions of Rule 144 under the Securities Act, including any warrants transferred by Softalk to any affiliate or employee of Softalk."

     Section 5.3. LIMITATION ON PIK DIVIDENDS. Notwithstanding the provisions of paragraph 3(b) of the Certificate of Designation, the Company shall not elect to pay dividends on the Preferred Shares in shares of Common Stock, and shall pay such dividends only in cash, unless at the time of payment, (i) the Registration Statement with respect to such shares of Common Stock shall be effective, and
(ii) and the payment of such dividend in shares of Common Stock would not cause the aggregate number of shares of Common Stock beneficially owned by the Investor, calculated in accordance with Section 13(d) of the Exchange Act, to exceed 4.99% of the outstanding shares of the Common Stock.

     Section 5.4. RIGHT OF FIRST REFUSAL ON FINANCINGS. As used in this paragraph, "Capital Financing Transaction" means (a) the sale of any of the Company's (i) equity securities, or (ii) securities that are convertible into or exchangeable for equity securities, or (iii) debt securities having a maturity of more than 270 days; or (b) loans to the Company having a maturity of more than one year; PROVIDED, HOWEVER, that a Capital Financing Transaction does not include the sale of Common Stock or the issuance of options to purchase Common Stock made to directors, officers, employees or consultants to the Company pursuant to bona fide employment, benefit or compensation plans, or loans incurred by the Company in the ordinary course of business that are primarily for operating purposes and not for capital financing purposes. For a period of one year from the Effective Date, the Company shall not engage in, or commit to engage in, any Capital Financing Transaction, other than in a firmly underwritten public offering, without having given the Investor, 30 days' prior written notice of its intention to engage in such Capital Financing Transaction, which notice shall set forth all of the material terms of the proposed transaction, and offering the Investor and its financial advisors, Thomson
Kernaghan & Co. Limited and Southridge Capital Management LLC, the right of first refusal during that 30-day notice period to agree to provide the Company with substantially the same financing as that set forth in the notice.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     Section 6.1. CONDITIONS TO CLOSING. The Investor's obligation to purchase the Preferred Shares and to perform its other obligations under the Transaction Documents is subject to the following conditions precedent:

     (a) The Company shall have executed and delivered this Agreement and the other Transaction Documents to be executed by it.

     (b) The Company shall have delivered the Preferred Shares, the Investor's Warrant and the Placement Agent's Warrant to the Escrow Holder.

     (c) The Investor shall have received the opinion of the Company's legal counsel, substantially in the form of Exhibit H.

     (d) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Subscription Date.

     (e) The Company and Softalk shall have executed the Lockup Agreement.

                                   ARTICLE VII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

     Section 7.1 DUE DILIGENCE REVIEW. The Company shall from time to time as the Investor may reasonably request make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     Section 7.2 NON-DISCLOSURE OF NON-PUBLIC INFORMATION

     (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

     (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts. The Company will immediately notify the Investor and, if any, underwriters of any Registrable Securities, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     LEGENDS

     Section 8.1 LEGENDS. Unless otherwise provided below, each certificate representing Registrable Securities will bear a legend (the "Legend"), substantially in the following form or such other form as may be required by applicable law:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR
     PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

Upon the execution and delivery of this Agreement, the Company shall issue to the Transfer Agent instructions in substantially the form of Exhibit G hereto (the "Transfer Agent Instructions"). The Company shall not revoke the Transfer Agent Instructions during the time that the Investor is the holder of Registrable Securities. The Company shall use its best efforts to cause the Transfer Agent to transfer and issue unlegended certificates for Registrable Securities in accordance with the Transfer Agent Instructions.

     Section 8.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 8.1 shall be placed on certificates representing Registrable Securities and no instructions, stop transfer orders, stock transfer restrictions, or other restrictions shall be given to the Transfer Agent with respect to Registrable Securities.

     Section 8.3 LIQUIDATED DAMAGES.(a) In the event the Company does not deliver, or cause the Transfer Agent to deliver unlegended Common Stock in compliance with the Transfer Agent Instructions within five (5) calendar days after the Transfer Agent's receipt (the "Receipt Date") of a Transfer Notice and applicable share certificate, the Company shall pay to the Investor, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each 500 shares of Common Stock to be so delivered by the Investor as set forth above, $500 for each of the first ten (10) days and $1,000 per day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall run from the sixth calendar day after the Receipt Date.

                                   ARTICLE IX

                          CHOICE OF LAW / JURISDICTION

     Section 9.1 CHOICE OF LAW; VENUE; JURISDICTION. This Agreement and the other Transaction Documents shall be construed and enforced in accordance with the laws of the State of Arizona, except for (i) matters arising under the federal securities laws, which shall be construed and enforced in accordance with those laws, (ii) matters relating to the Company's organization, which shall be governed by the laws of the jurisdictions of its incorporation, and
(iii) if any provision of this Agreement or any other Transaction Document is unenforceable under Arizona law but is enforceable under the laws of the State of New York, then New York law shall govern the construction and enforcement of that provision. Any controversy or claim arising out of or relating to this Agreement or any other Transaction Document (whether in contract or tort, or both, or at law or in equity) shall be determined by binding arbitration in the Borrow of Manhattan, City of New York, in accordance with the Commercial Arbitration Rules (the "Rules") of the American Bar Association, before a panel of three arbitrators, one appointed by each of the Investor and the Company, and the third chosen by the two so appointed. If the two arbitrators chosen by the parties cannot agree on a third, then the third shall be selected in accordance with the Rules. The prevailing party in any arbitration proceeding shall be awarded reasonable attorneys fees and costs of the proceeding. The arbitration award shall be final, and may be entered in any court having jurisdiction. Nothing in this paragraph shall preclude either party from applying to a court for temporary equitable relief, when appropriate, pending and subject to such temporary orders and permanent award as the arbitrator or arbitrators may make. The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York for that purpose.

                                    ARTICLE X

                                   ASSIGNMENT

     Section 10.1 ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any Preferred Shares, Warrants or Registrable Securities, (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other Person with the prior written consent of the Company, which consent shall not unreasonably be withheld.

                                   ARTICLE XI

                                     NOTICES

     Section 11.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered `other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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
IF TO THE INVESTOR:                       IF TO THE COMPANY:
Cedar Avenue LLC                          Wavetech International, Inc.
Corporate Center                          5210 East Williams Circle, Suite 200
Windward One, West Bay Road               Tucson, Arizona 85711
PO Box 31106 SMB                          Attention: Gerald I. Quinn, President
Grand Cayman, Cayman Islands              Facsimile No. (520) 750- 9194
Attention:  David Sims
Facsimile No. (284) 494-4771

WITH A COPY (THAT DOES NOT                WITH A COPY (THAT DOES NOT
CONSTITUTE NOTICE) TO:                    CONSTITUTE NOTICE) TO:
John M. Mann                              Squire, Sanders & Dempsey L.L.P.
Attorney at Law                           40 North Central Avenue, Suite 2700
1330 Post Oak Boulevard, Suite 2800       Phoenix, Arizona 85004
Houston, Texas 77056-3060                 Attn:  Gregory R. Hall
Facsimile No. (713) 622-7185              Facsimile No. (602) 253-8129

Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                   ARTICLE XII

                                 INDEMNIFICATION

     Section  12.  1.   SURVIVAL  OF   REPRESENTATIONS   AND   WARRANTIES.   All
representations and warranties contained in this Agreement shall survive it termination.

     Section 12.2. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold the Investor, the Placement Agent, and each of their respective, directors, officers, employees, agents and attorneys (each an "Indemnified Party" and collectively, the "Indemnified Parties") harmless from and against, and agree promptly to defend any such Indemnified Party from and reimburse any such Indemnified Party for, any and all means any losses, costs, expenses, damages, taxes, penalties, fines, charges, demands, liabilities, obligations and claims of any kind (including interest, penalties and reasonable attorneys' fees, expenses and disbursements) ("Losses") which any such Indemnified Party may suffer or incur, or become subject to, arising out of or resulting from, without duplication:

     (a) any breach or inaccuracy as of the date of this Agreement of any of the representations and warranties made by the Company in this Agreement; and

     (b) any failure by the Company to carry out, perform, satisfy and discharge any of its respective covenants, agreements, undertakings, liabilities or obligations under this Agreement.

     Section 12.3. INDEMNIFICATION PROCEDURES. Any party asserting a right to indemnification under Sections 12.2 shall so notify the Company in writing as promptly as practicable. The Indemnified Party's failure to so notify the Company of any such matter shall not release the Company, in whole or in part, from its obligations to indemnify under this Article XII, except to the extent the Indemnified Party's failure to so notify actually prejudices Company. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the Company shall be entitled to control the defense or prosecution of such claim or demand in the name of the Indemnified Party, with counsel reasonably satisfactory to the Indemnified Party, if (i) it notifies the Indemnified Party in writing of its intention to do so within 20 days of its receipt of such notice, without prejudice, however, to the right of the Indemnified Party to participate therein through counsel of its own choosing, which participation shall be at the Indemnified Party's expense unless (x) the Indemnified Party shall have been advised by its counsel that use of the same counsel to represent both the Company and the Indemnified Party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the Indemnified Party which is different from or additional to those available to the Company) or (y) the Company shall fail to defend or prosecute in good faith such claim or demand within a reasonable time, in which case the reasonable fees of counsel for the Indemnified Party shall be for the account of the Company and the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party, and (ii) it agrees to accept full responsibility, indemnify and hold harmless the Indemnified Party in accordance herewith in respect of the claim or demand. Whether or not the Company chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The Company shall not settle or permit the settlement of any such third party claim or action in which any relief other than the payment of money damages is sought against the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the Company, unless the Company shall have failed to assume the defense thereof after the notice referred to in the first sentence of this
Section 12.3, and in the manner provided above.

     Section 12.3. SUBROGATION. In the event of any indemnification made pursuant to a third party claim, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.1 COUNTERPARTS/FACSIMILE/AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

     Section 13.2 ENTIRE AGREEMENT. This Agreement, the Exhibits or Attachments hereto, which include, but are not limited to the Warrant, the Escrow Agreement, and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Attachments to this Agreement are incorporated herein by this reference and shall constitute-part of this Agreement as is fully set forth herein.

     Section 13.3 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 13.4 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 13.5 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

     Section 13.6 REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Preferred Shares, the Conversion Shares or the Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

     Section 13.7 FEES AND EXPENSES. The Company shall pay the following fees and expenses:

     (a) Placement Agent's Fee. The Company shall pay the Placement Agent a fee equal to 6.25% of the purchase price of the Preferred Shares, and shall pay Roth Capital Partners, Inc., a fee equal to 3.75% of the purchase price of the Preferred Shares, payable on the Subscription Date.

     (b) Legal and Escrow Fees. On the Subscription Date, the Company shall pay the Investor's counsel, John M. Mann, Esq., $30,000 for legal, administrative and escrow fees incurred through the Subscription Date. Except as so provided, each of the parties shall pay its own fees and expenses (including those of any attorneys, accountants and others engaged by it) in connection with the negotiation and preparation of this Agreement.

     Section 13.8 BROKERAGE. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the Company in connection with this Agreement or the transactions contemplated hereby.

     Section  13.9   CONFIDENTIALITY.   If  for  any  reason  the   transactions
contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


WAVETECH INTERNATIONAL, INC.

By /s/ Gerald I. Quinn
  -------------------------------
  Gerald I. Quinn, President

Date Signed May 1, 2000
           ----------------------


                                        CEDAR AVENUE LLC
                                        By Navigator Management Ltd., Director


                                        By /s/ David Sims
                                          -------------------------------
                                          David Sims, Director

                                        Date Signed  April 28, 2000
                                                   ----------------------

                                    EXHIBIT A
                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT B
                               DISCLOSURE SCHEDULE

                                    EXHIBIT C
                               INVESTOR'S WARRANT

                                    EXHIBIT D
                            PLACEMENT AGENT'S WARRANT

                                    EXHIBIT E
                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F
                                ESCROW AGREEMENT

                                    EXHIBIT G
                           TRANSFER AGENT INSTRUCTIONS

                                    EXHIBIT H
                       LEGAL OPINION OF COMPANY'S COUNSEL